 As filed with the Securities and Exchange Commission on January 12, 2001

                                                Registration No. 333-50428
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                      POST-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           ONYX SOFTWARE CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                               ----------------

                 Washington                                      91-1629814
        (State or Other Jurisdiction                          (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                       3180--139th Avenue SE, Suite 500
                            Bellevue, WA 98005-4091
                                (425) 451-8060
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ----------------

                                 Brent R. Frei
                    President, Chief Executive Officer and
                             Chairman of the Board
                       3180--139th Avenue SE, Suite 500
                            Bellevue, WA 98005-4091
                                (425) 451-8060
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               ----------------

                                  COPIES TO:

                               Stephen M. Graham
                                 Alan C. Smith
                      Orrick, Herrington & Sutcliffe LLP
                         701 Fifth Avenue, Suite 6500
                               Seattle, WA 98104
                                (206) 839-4300

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
             Title of each class of                  Proposed maximum          Amount of
          securities to be registered            aggregate offering price registration fee(1)
---------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(2).....        $ 30,000,000             $ 7,920
Common Stock, par value $0.01 per share(3).....          70,000,000              18,480
---------------------------------------------------------------------------------------------

(1)  Previously paid.

(2) To be offered from time to time pursuant to a Common Stock Underwriting Agreement with Ramius Securities, LLC.

(3) To be offered from time to time on a delayed or continuous basis on terms described herein and in future prospectus supplements.

                               ----------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may +
+not sell these securities until a registration statement covering these       +
+securities is filed with the Securities and Exchange Commission and is        +
+effective. This prospectus is not an offer to sell these securities and we + +are not soliciting offers to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 12, 2001

PROSPECTUS


                                  [ONYX LOGO]

                                  $100,000,000

                                  Common Stock

                                  -----------

  We may sell shares of the common stock offered by this prospectus from time to time, up to an aggregate amount of $100,000,000. We will describe the specific terms and amounts of the common stock offered in a prospectus supplement that will accompany this prospectus. You should read both the prospectus supplement and this prospectus carefully before you invest in our common stock. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

  Our common stock is quoted on the Nasdaq National Market under the symbol "ONXS." The last reported sales price of our common stock on January 10, 2001 was $10.31 per share.

                                  -----------

  Investing in our common stock involves risks. See "Risk Factors" on page 5.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

              The date of this prospectus is          , 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
   About This Prospectus...................................................   3

   Onyx Software Corporation...............................................   3

   Where You Can Find More Information.....................................   4

   Special Note Regarding Forward-Looking Statements.......................   5

   Risk Factors............................................................   5

   Use of Proceeds.........................................................   5

   Plan of Distribution....................................................   6

   Legality of Common Stock................................................   9

   Experts.................................................................   9

                               ----------------

  You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of common stock.

  This prospectus is an offer to sell and a solicitation of an offer to buy the securities offered by this prospectus only in jurisdictions where the offer or sale is permitted.

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Each time we sell our common stock under this prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, amount of common stock being offered and the plan of distribution. The prospectus supplement for a particular offering may also add, update or change information contained in this prospectus. In addition, we may update or supplement any prospectus supplement relating to a particular offering. You should read both this prospectus and any applicable prospectus supplement together with the additional information about Onyx described in the section below entitled "Where You Can Find More Information."

                           ONYX SOFTWARE CORPORATION

  Onyx Software Corporation is a leading provider of enterprise-wide, customer-centric e-business solutions. Using the Internet in combination with traditional forms of interaction, including phone, mail, fax and e-mail, our solution enables enterprises to more effectively acquire, manage and maintain customer, partner and other relationships. We designed our solutions for companies that want to merge new e-business processes with traditional business processes to enhance their customer-facing operations. Our solutions use a single data model across all customer interactions, resulting in a single repository for all marketing, sales and service information. From inception, we designed our solutions to be integrated across a wide variety of customer-facing departments and interaction media. Our solutions are easy to use, widely accessible, rapidly deployable, scalable, flexible, customizable and reliable, resulting in a low total cost of ownership and rapid return on investment.

  We were incorporated in the state of Washington in 1994. Our executive offices are located at 3180--139th Avenue SE, Suite 500, Bellevue, Washington, 98005-4091, and our telephone number is (425) 451-8060.

  In this prospectus, "Onyx," "we," "us" and "our" refer to Onyx Software Corporation and its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the common stock being offered by this prospectus. As permitted by the SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the common stock and this offering, you should refer to the registration statement, including its exhibits.

  We file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC rules allow us to "incorporate by reference" the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus:

  1. Our annual report on Form 10-K for the year ended December 31, 1999;

  2. Our definitive proxy statement dated April 28, 2000, relating to our May 31, 2000 annual meeting of shareholders;

  3. Our quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

  4. Our current reports on Form 8-K filed February 4, 2000, March 9, 2000, May 1, 2000, July 17, 2000, October 23, 2000, November 21, 2000, January 9, 2001
and January 10, 2001; and

  5. Our registration statement on Form 8-A filed on February 8, 1999, which contains a description of our common stock.

  We also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (a) after the filing date of the initial registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before all of the shares registered under the registration statement are sold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be part of this prospectus as of the date on which the document is filed, and any older information that has been modified or superseded will not be deemed to be a part of this prospectus.

  Upon request, we will provide without charge to each person who receives a prospectus, including any beneficial owner, a copy of the information that has been incorporated by reference in this prospectus. Please direct your request, either in writing or by telephone, to the Secretary, Onyx Software Corporation, 3180--139th Avenue SE, Suite 500, Bellevue, Washington 98005-4091; (425) 451-
8060.

  You may also inspect and copy the registration statement and other documents that we have filed with the SEC at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information regarding the Washington, D.C. Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the registration statement is publicly available through the SEC's Web site at http://www.sec.gov.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Our disclosure and analysis in this prospectus and in the documents incorporated by reference into this prospectus contain forward-looking statements, which provide our current expectations or forecasts of future events. Words such as "believes," "anticipates" and "intends" may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward looking. Forward-looking statements include statements about our plans, objectives, expectations and intentions and other statements that are not historical facts. They are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled "Risk Factors" in the applicable prospectus supplement. Other factors besides those described in the applicable prospectus supplement could also affect actual results.

  You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC.

                                  RISK FACTORS

  This offering involves a high degree of risk. Before you invest in our common stock, you should carefully consider the risk factors described in the section entitled "Risk Factors" in the applicable prospectus supplement, together with all of the other information included in or incorporated by reference into this prospectus and the applicable prospectus supplement. If any of these risks actually occur, our business, financial condition and operating results could be harmed. This could cause the market price of our common stock to decline, and you could lose all or part of your investment.

                                USE OF PROCEEDS

  Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of common stock offered by this prospectus for additional working capital and other general corporate purposes, as well as the possible acquisition of or investment in complementary businesses and technologies. Until we have used the net proceeds, we may invest them in short-term marketable securities.

                              PLAN OF DISTRIBUTION

  We may sell the common stock offered by this prospectus in one or more transactions

  . to or through Ramius Securities, LLC pursuant to the firm-commitment underwritten equity facility described below;

  .  to or through other underwriters in other transactions;

  .  through dealers, agents or institutional investors;

  .  directly to purchasers; or

  .  through a combination of these methods.

We may sell the common stock at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Regardless of the method we use to sell the common stock in a particular offering, we will provide a prospectus supplement that will disclose the following information with respect to that offering:

  . the identity of any underwriters, dealers, agents or purchasers not named in this prospectus that will purchase the common stock;

  . the material terms of the distribution, including the number of shares and the consideration to be paid;

  . the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

  .  the terms of any indemnification provisions; and

  . the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the common stock.

Underwriters, dealers, agents or other purchasers may sell the common stock at a fixed price or prices that may change, at prices set at or relating to prevailing market prices or at negotiated prices.

  In connection with the sale of our common stock, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the common stock for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers, agents or purchasers that participate in the distribution of the common stock, and any broker-dealers or other persons acting on behalf of parties that participate in the distribution of the common stock, may be deemed to be underwriters under the Securities Act. Any discounts or commissions they receive and any profit on the resale of the common stock they receive may be deemed to be underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

  Only underwriters named in this prospectus or in the applicable prospectus supplement, if any, will be underwriters of the common stock offered through that prospectus supplement. Any underwriters used in an offering may acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

  We may designate agents to distribute the common stock offered by this prospectus. Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our agents to solicit offers by institutional investors to purchase the common stock from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers, such as the firm-commitment underwritten equity facility described below, that provide for the sale of the common stock over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell common stock at a per-share purchase price discounted from the market price of our common stock. We may also enter into agreements for sales of common stock based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us or perform services for us in the ordinary course of business.

  In connection with an offering of our common stock, underwriters and purchasers that may be deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. For example, they may

  . over-allot in connection with the offering, creating a syndicate short position for their own account;

  . bid for and purchase our common stock in the open market to cover short positions or to stabilize the price of our common stock; or

  . reclaim selling concessions allowed for distributing our common stock in the offering if the underwriters repurchase previously distributed common stock in transactions to cover short positions, stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price above independent market levels. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the common stock. These provisions may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

  We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the common stock offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

Firm Underwritten Equity Facility

  We have engaged Ramius Securities, LLC, a registered broker-dealer wholly owned by Ramius Capital Group, LLC, to underwrite a portion of this offering through a firm-commitment underwritten equity facility (FUEL(TM)) arrangement. Under the terms of an underwriting agreement, Ramius Securities, the underwriter, is obligated to sell, on a best-efforts basis and at our election from time to time, up to $30 million of our common stock during one or more 10-trading-day selling periods. We may select the starting date of any selling period and the dollar amount of shares to be sold in that period, subject to a limitation based on the daily trading volumes of Onyx common stock on the Nasdaq National Market. The underwriter will sell our common stock at market prices prevailing at the time of sale, but not below a floor price set by us for each selling period. For each trading day during a selling period, we will pay to the underwriter an underwriting commission equal to the difference, if any, between (a) the gross proceeds from the sales of our common stock on that day and (b) the aggregate number of shares sold on that day multiplied by a dollar amount equal to 96.5% of the day's volume-weighted average price per share of our common stock on the Nasdaq National Market. The underwriter may also sell during each selling period up to an additional 10% of the amount of common stock we specify for that selling period. In addition, we have granted the underwriter a purchase option, exercisable at any time before January 4, 2003 and notwithstanding any termination of the underwriting agreement, to purchase up to $300,000 of our common stock at a price of $12.4875 per share. The underwriting agreement will terminate in two years but may be canceled by us at any time.

  Under the terms of a related stand-by purchase agreement with Ramius Capital Group, LLC, if the underwriter does not sell the requisite number of shares during a given selling period pursuant to the underwriting agreement, Ramius Capital Group is obligated to purchase from us the remaining number of shares so long as specified share price and volume limitations are met. In that event, the purchase price for the shares will be 96.5% of the volume-weighted average price per share of our common stock on the Nasdaq National Market on the trading day immediately following that selling period.

  Both the underwriter and Ramius Capital Group are prohibited by the terms of the facility from engaging in any short-selling activities with respect to our common stock. The facility does not preclude us from issuing shares in other transactions (other than "at the market" transactions) should we find those transactions to be advantageous. We will describe in more detail in the applicable prospectus supplement the terms and conditions of the underwriting agreement and stand-by purchase agreement.

  Rule 415 under the Securities Act imposes limits on the dollar amount of securities that may be registered under a single registration statement (or amendments to the registration statement) for an "at-the-market" offering. The registered amount may not exceed 10% of the aggregate market value of our outstanding common stock held by nonaffiliates. The $30 million of our common stock that we are registering for issuance and sale under the underwriting agreement with Ramius Securities and, if applicable, the stand-by purchase agreement with Ramius Capital Group, does not exceed this 10% limit.

                            LEGALITY OF COMMON STOCK

  Orrick, Herrington & Sutcliffe LLP, Seattle, Washington has provided us with an opinion that the shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The following table lists the costs and expenses payable by the registrant in connection with the issuance and sale of the common stock covered by this registration statement. All amounts shown are estimates except the SEC registration fee.

                                                                        Amount
                                                                      To Be Paid
                                                                      ----------
   SEC registration fee..............................................  $ 26,400
   Nasdaq fee........................................................    35,000
   Printing and engraving expenses...................................   200,000
   Legal fees and expenses...........................................   200,000
   Accounting fees and expenses......................................   100,000
   Transfer agent and registrar fees.................................    15,000
   Miscellaneous expenses............................................    23,600
                                                                       --------
     Total...........................................................  $600,000
                                                                       ========

Item 15. Indemnification of Directors and Officers

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 10 of the registrant's bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they incur for serving in that capacity under a directors' and officers' liability insurance policy maintained by the registrant.

  Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 5.2 of the registrant's articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, these limitations on a director's liability to the registrant and its shareholders.

  The registrant has entered into indemnification agreements with certain of its officers and directors. The indemnification agreements provide the registrant's officers and directors with indemnification to the fullest extent permitted by applicable law.

Item 16. Exhibits

 Number                               Description
 ------                               -----------
   1.1  Common Stock Underwriting Agreement dated as of January 4, 2001, between the registrant and Ramius Securities, LLC.*

   1.2  Form of Underwriting Agreement(s).**

   5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the shares being registered.***

  10.1 Stand-By Purchase Agreement dated as of January 4, 2001, between the registrant and Ramius Capital Group, LLC.*

  23.1  Consent of Ernst & Young LLP, independent auditors.

  23.2  Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit
        5.1).***

  24.1  Power of Attorney (contained on signature page).***

--------

* Incorporated by reference to the registrant's current report on Form 8-K (File No. 0-25361), filed with the SEC on January 9, 2001.

** If the registrant enters into any other underwriting agreements, the registrant will file the agreement(s) with the SEC in an amendment to this registration statement or in a current report on Form 8-K, in accordance with Item 601 of Regulation S-K.

***  Previously filed.

Item 17. Undertakings

  A. The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on the 11th day of January, 2001.

                                          Onyx Software Corporation

                                                   /s/ Brent R. Frei
                                          By: _________________________________
                                                       Brent R. Frei
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 11th day of January, 2001.

              Signature                                    Title
              ---------                                    -----

        /s/ Brent R. Frei              President, Chief Executive Officer and
______________________________________  Chairman of the Board of Directors
            Brent R. Frei               (Principal Executive Officer)

       /s/ Amy E. Kelleran             Interim Chief Financial Officer and Assistant
______________________________________  Secretary (Principal Financial and
           Amy E. Kelleran              Accounting Officer)

          H. Raymond Bingham*          Director
______________________________________
          H. Raymond Bingham

          William B. Elmore*           Director
______________________________________
          William B. Elmore

            Paul G. Koontz*            Director
______________________________________
            Paul G. Koontz

            Lee D. Roberts*            Director
______________________________________
            Lee D. Roberts

          Daniel R. Santell*           Director
______________________________________
          Daniel R. Santell

        /s/ Brent R. Frei
*By: _________________________________
            Brent R. Frei
           Attorney-in-Fact

                           ONYX SOFTWARE CORPORATION

                               INDEX TO EXHIBITS

 Exhibit
 Number                               Description
 -------                              -----------
   1.1   Common Stock Underwriting Agreement dated as of January 4, 2001, between the registrant and Ramius Securities, LLC.*

   1.2   Form of Underwriting Agreement(s).**

   5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the shares being registered.***

  10.1 Stand-By Purchase Agreement dated as of January 4, 2001, between the registrant and Ramius Capital Group, LLC.*

  23.1   Consent of Ernst & Young LLP, independent auditors.

  23.2   Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit
         5.1).***

  24.1   Power of Attorney (contained on signature page).***

--------

* Incorporated by reference to the registrant's current report on Form 8-K (File No. 0-25361), filed with the SEC on January 9, 2001.

** If the registrant enters into any other underwriting agreements, the registrant will file the agreement(s) with the SEC in an amendment to this registration statement or in a current report on Form 8-K, in accordance with Item 601 of Regulation S-K.

***  Previously filed.